                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                                                   EXHIBIT 10.26

                                LICENSE AGREEMENT

This License Agreement ("Agreement") is effective as of April 1, 2001 (the "Effective Date") by and between the Parties, A2D, L.P., (Licensor), a California Limited Partnership having offices at 9200 Sunset Blvd., Suite 1005, Los Angeles, California 90069, and TALX Corporation ("Licensee"), a Missouri corporation having offices at 1850 Borman Court, St. Louis, Missouri 63146.

WHEREAS, Licensor holds a license from Ronald A. Katz Technology Licensing, L.P. ("Patent Holder") under patent and patent application rights relating to Automated Transaction Processing Utilizing Communication Facilities and/or Computer Telephone Integration (ACTI patents) and has the right to grant non-exclusive licenses, releases and covenants not to sue thereunder;

WHEREAS, prior to entering into its license under the ACTI Patents, Licensee sold to its customers certain equipment and/or software, which equipment and/or software was, and continues to be, entirely unlicensed;

WHEREAS, Licensee desires to obtain certain non-exclusive rights under the ACTI patents as provided herein, including both a use license under the invention of the ACTI patents itself and the right to grant limited sublicenses and covenants not to sue to certain of the customers to whom it previously sold equipment and/or software;

WHEREAS, Licensor and Licensee (the "Parties") recognize the potential difficulty and inefficiency to both parties of negotiating and administering individual licenses to each of such ACTI patents relating to a given activity of Licensee;

WHEREAS, the Parties have reviewed the activities of Licensee as related to the ACTI patents and on the basis of their knowledge have selected appropriate Fields-Of-Use for the activities of Licensee with respect to the ACTI patents;

WHEREAS, in view of the nature of the ACTI patents, the business and activities of Licensee, the mutual convenience of and efficiency to the Parties and the equities of the situation, the Parties have resolved that specific Field-Of-Use Licenses are proper and appropriate as set forth herein; and

NOW, THEREFORE, in consideration of the mutual promises and other consideration as set forth herein, the Parties agree as follows:

1.   DEFINITIONS

     1.1 "Acquiring Person" means the Person or Persons that, in an Acquisition, come into control, direct or indirect, of another Person or of substantially all of the assets of another Person.

     1.2 "Acquisition" (and any similar term such as "Acquire") means a transaction by which a person that has not previously controlled (as used in Section 1.20) another Person comes into control of such other Person or becomes the owner of substantially all of the assets of such other Person.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


     1.3 "Additional System Owner" means one of the TALX Premises System Owners listed in Exhibit E.

     1.4 "Arbitrator" must be a patent attorney acceptable to the parties having an electrical engineering, computer science or similar background and licensing experience in the field of telecommunications and experience in alternative dispute resolution procedures.

     1.5 "Caller Paid Program" means Campaigns in which the caller is billed for the call and information or services that are delivered in association with the call, as for example in "900" or "976" calling modes. These calls also are commonly referred to as "caller-charge" and "pay to dial" calls.

     1.6 "Caller Paid Program Receipts" means net amounts in U.S. Dollars charged to callers, less arms-length transaction charge backs resulting from Licensee's Caller Paid Programs. For further definition, examples of "included" and "excluded" Caller Paid Program Receipts are stated in Exhibit C.

     1.7 "Campaign" means automated transaction processing services provided by Licensee or its Subsidiaries.

     1.8 "Carrier" means any entity which transmits a communication having a voice component over a communication channel.

     1.9 "Customers" of Licensee are all those to whom Licensee provides services within the licensed Fields-Of-Use.

     1.10 "Elapsed Carrier Time" means, with respect to Campaigns, the transport minutes, i.e. the aggregate elapsed time of all callers participating in Campaigns during which each caller is connected to a Carrier (whether or not Licensee is the customer of record with the billing carrier) in relation to the Campaign. The following examples illustrate the proper application of the foregoing definition: (i) if a caller is connected to a Carrier in the execution of a Campaign and while the caller is so connected, an outbound call is made by Licensee, the elapsed time during which the outbound call is connected to a Carrier is not to be added to the elapsed time during which the caller is connected to his Carrier in computing the Elapsed Carrier Time of the Campaign,
(ii) if ten (10) separate individual callers call Licensee in connection with a Campaign and each caller is connected to Licensee for ten (10) minutes, the Elapsed Carrier Time of the Campaign would be the aggregate of the elapsed time each Caller is connected through a Carrier to Licensee in connection with the Campaign (in this example, one hundred (100) minutes), and (iii) if three (3) calls were connected to Licensee of the following durations: first call, one hundred (100) seconds; second call, fifty (50) seconds; and third call, forty
(40) seconds (all as measured by the Carrier) the Elapsed Carrier Time for these calls would be one hundred ninety (190) seconds irrespective of any rounding methods that might be applied. This section does not apply to services commonly called "international call back" services.

     1.11 (a)  "Field-Of-Use" means an activity defined in Exhibit B.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


          (b) "Field-Of-Use License" means a license to make, have made and use (but not sell, lease or otherwise transfer for use by others, except as specified herein) products and processes of the Licensed Patents within one or more specified Fields-Of-Use. As specified below in detail, the Fields-Of-Use of this Agreement for the license of Section 2.1 are Employment Verification and Automated Service Bureau. It is understood and agreed, however, that all activities conducted strictly over the Internet with no voice component are excluded from this Agreement, and are neither licensed nor royalty-bearing.

     1.12 "Licensed Patents" means all United States and foreign patents listed in Exhibit A, as well as all United States and foreign patents that have issued or may issue on applications whose subject matter in whole or in part is entitled to the benefit of the filing date(s) of any such patents or applications on which they are based, including, without limitation, continuations, continuations-in-part, divisions, reissues and extensions.

     1.13 "Licensed Territories" means the United States and its Territories, and all foreign countries in which one or more of the Licensed Patents have issued and remain in effect at any time during the term of this Agreement.

     1.14 "Non-Caller Paid Programs" means all Campaigns that are not Caller Paid Programs.

     1.15 "Non-Caller Paid Program Receipts" means net amounts in U.S. Dollars, received by, or credited to, Licensee in connection with or ancillary to Non-Caller Paid Programs, including any amounts assigned by Licensee to third parties, less arms-length transaction charge backs. For further definition, examples of "included" and "excluded" Non-Caller Paid Program Receipts are stated in Exhibit C.

     1.16 "Person" or "person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

     1.17 "Preferred System Owner" means one of the TALX Premises System Owners listed in Exhibit D.

     1.18 "TALX Premises System Owner" means the original purchaser of a TALX Premises System sold by Licensee prior to the Effective Date of this Agreement.

     1.19 "TALX Premises System" means any system (i.e., hardware and/or software) sold or maintained by Licensee, whose structure or use falls within the scope of the claims of the Licensed Patents, and which continues to be maintained by Licensee or its Subsidiaries.

     1.20 "Subsidiary" means a person or entity controlled by Licensee; such control being exercised through the ownership or control, directly or indirectly, of more than 50% of all the voting power of the shares or other interests entitled to vote for the election of directors or other governing authority; however, a person or entity shall be considered an Subsidiary only for the time during which such control exists. There are no "Subsidiaries" on the Effective Date of this Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


2.   LICENSE

     2.1 Licensor hereby grants to Licensee, and Licensee's Subsidiaries, a nonexclusive, Field-Of-Use License to make, have made, use and provide services using (but not to sub-license, sell, lease or otherwise transfer for use by others) products or processes embodying any and all inventions claimed in the Licensed Patents within the Employment Verification and Automated Service Bureau Fields-Of-Use and in the Licensed Territories.

     2.2 Licensor agrees to release Licensee and Licensee's Subsidiaries from liability for infringement of the Licensed Patents based on acts performed by or through Licensee or Licensee's Subsidiaries prior to the Effective Date, only to the extent that such acts would have fallen within the scope of the license granted in Section 2.1 if this Agreement had been in effect at the time, subject to the following conditions precedent:

          (a) payment in full of the Advance Royalty of Section 3.1(a) and the License Entry and Covenant Option Fee of Section 3.1 (e) in accordance with the terms of Section 3.1; and

          (b) full and faithful performance of the terms of this Agreement by Licensee for a period of three (3) years after the Effective Date.

     No suit may be brought against Licensee (or Licensee's Subsidiaries) during such three (3) year period for infringement of the Licensed Patents in the Employment Verification and Automated Service Bureau Fields-Of-Use based on acts falling within the prospective release provisions of this Section 2.2, as long as Licensee continues to faithfully perform the terms of this Agreement. If this Agreement has not been terminated within the first three and one-half (3 1/2) years after the Effective Date, then Licensee's full and faithful performance hereunder shall be presumed.

     2.3 Licensor hereby covenants not to sue Licensee for money damages for infringement of the Licensed Patents with respect to any TALX Premises Systems sold prior to the Effective Date, as long as this Agreement remains in effect and its obligations are fully and faithfully performed, but expressly retains all corresponding equitable remedies against Licensee.

     2.4 Within thirty (30) days after the Effective Date, Licensee shall notify all Preferred System Owners that the TALX Premises Systems purchased by them from Licensee or its Subsidiaries carry no license, covenant not to sue or other rights under the Licensed Patents, and that the only rights available to them for the use of such equipment are derived from a covenant not to sue available through Licensee under the terms of Section 2.5. On or before June 30, 2001, Licensee shall give all other TALX Premises System Owners (including, but not limited to, all Additional System Owners) a similar notice, but without the reference to a right to a covenant not to sue.

     2.5 With respect to TALX Premises Systems owned by one of the Preferred System Owners, which systems continue to be serviced under a system maintenance contract with Licensee:

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


         a) Licensor covenants not to sue Licensee for infringement of the Licensed Patents with respect to such TALX Premises Systems, whether purchased prior to or after the Effective Date, but only so long as this Agreement remains in effect and the Preferred System Owner has an existing Letter Agreement with Licensee in accordance with this Section 2.5.

         b) During the period from the Effective Date until September 30, 2001, Licensee shall have the right to enter into a Letter Agreement in the form attached hereto as Exhibit F which grants to Preferred System Owners a limited covenant not to sue for infringement of the Licensed Patents based solely on activities of the Preferred System Owners in processing calls from their own employees (and the employees' immediate families) using TALX Premises Systems, as those activities existed on the Effective Date, and not extending to any other activities of the Preferred System Owner or the activities of any other Person. The covenant not to sue of the Letter Agreement shall encompass such activities both before and after the effective date of the Letter Agreement, shall be subject to all of the terms, conditions and limitations of this Agreement and shall continue only so long as this Agreement and the Letter Agreement remain in effect. As specified in the form Letter Agreement of Exhibit F, payment for rights under the covenant not to sue shall accrue from April 1, 2001.

         c) Licensor grants to Licensee an interim covenant not to sue Preferred System Owners for infringement under the Licensed Patents, which covenant shall extend only until a Letter Agreement is entered into under the terms of this
Section 2.5 and shall apply only to the activities of the Preferred System Owners as they existed on the Effective Date of this Agreement. If a Letter Agreement in the specified form is not entered into by September 30, 2001, then the interim covenant shall expire and the Preferred System Owner shall once again be subject to suit for all infringing activities, whether prior or subsequent to the Effective Date of this Agreement. In addition, Licensee agrees not to notify the Preferred System Owners of this interim covenant without also notifying them in writing of its limitations.

         (d) The covenants of this Section 2.5: (i) apply only to the activities of the Preferred System Owner itself; (ii) do not provide rights of any kind to entities related to the Preferred System Owner; (iii) do not create any third party beneficiary right in or for any person other than Licensee and the Preferred System Owner; (iv) do not relieve any third party from any liability;
(v) do not affect any right, claim or cause of action that Licensor or Patent Holder has or may have against the Preferred System Owner other than for infringement of the Licensed Patents based on activities of the Preferred System Owners falling within the scope of the form Letter Agreement of Exhibit F; and
(vi) are simply covenants not to sue and not the grant of any express or implied license (or right to sublicense) to the Preferred System Owner or any other Person.

         e) Licensee accepts and shall bear full responsibility for providing all reports and payments called for in this Agreement and in any Letter Agreements with Preferred System Owners.

     2.6 With respect to TALX Premises Systems owned by one of the Additional System Owners, which systems continue to be serviced under a system maintenance contract with Licensee, the following shall apply. During the period from the Effective Date of this Agreement until June 30, 2001, Licensee shall have the right to refer such Additional System Owners to

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


Licensor in writing, whereupon Licensor shall negotiate in good faith with each Additional System Owner for an ongoing running royalty bearing-license and release covering all activities of the Additional System Owner falling within the scope of the Licensed Patents. Any such ongoing licenses shall be at Licensor's then prevailing terms and conditions, including royalty rates, for the Fields-Of-Use involved, shall include a release fee for the past activities of the Additional System Owner as well as a running royalty for ongoing use of the inventions of the Licensed Patents, and shall contractually obligate the Additional System Owner to notify any entity to whom the system is sold that the system does not carry with it rights of any kind with respect to the Licensed Patents. The Entry Fee and Advance Royalty associated with such an ongoing license shall be waived, however, for licenses entered into prior to December 31, 2001. Thereafter, Entry Fees and Advance Royalty payments shall apply to any such ongoing licenses granted to Additional System Owners. Upon execution of an ongoing license and release between Licensor and an Additional System Owner under the terms of this Section 2.6, Licensor shall refrain from suing Licensee for the sale of TALX Premises Systems to such Additional System Owner prior to the Effective Date, but only as long as this Agreement and the ongoing license remain in effect.

     2.7 It is recognized and agreed that the rights set forth in Sections 2.3,
2.5 and 2.6 are the only rights provided to TALX Premises System Owners or anyone else with respect to TALX Premises Systems.

     2.8 If, after the Effective Date of this Agreement, Licensee or one of its Subsidiaries desires to sell or otherwise transfer equipment and/or software to any Person (other than under the terms of Section 2.5) for the processing of calls solely from employees of such person within any of the Fields-Of-Use of Exhibit B, it may refer the prospective purchaser to Licensor who shall negotiate in good faith with the prospective purchaser for a direct license covering the use of the equipment and/or software at Licensor's then prevailing terms and conditions for the Field(s)-Of-Use involved, including an obligation on the part of the purchaser to notify any entity to whom the equipment and/or software is later sold that the system does not carry with it rights of any kind with respect to the Licensed Patents. Licensor agrees to waive the Entry Fee for any license entered into under the terms of this Section 2.8 before December 31, 2002. Thereafter, Entry Fees shall apply to any such licenses. In the absence of such a license from Licensor, Licensee and its Subsidiaries shall notify the purchaser that the equipment and/or software carry no rights under the Licensed Patents and shall contractually obligate the purchaser to notify any subsequent purchaser of the equipment and/or software that no such rights attach to the equipment and/or software.

     2.9 a) Either Licensor or Licensee shall be permitted to assign its rights or delegate its duties under this Agreement only with the written consent of the other party, which shall not be unreasonably withheld, except that no such consent shall be required in connection with the assignment and delegation of all such rights and duties to a successor that Acquires substantially all of the assets and business of Licensor, Patent Holder or Licensee, and expressly agrees in writing to assume and perform all of the obligations of Licensor, Patent Holder or Licensee, respectively.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


         b) In the event of an assignment or a delegation by Licensee to a successor, or an Acquisition of Licensee by an Acquiring Person, then Licensee's rights under this Agreement shall continue only so long as (i) Licensee, and those of its Subsidiaries which are now or at the time of the assignment, delegation or Acquisition utilizing any of the Licensed Patents, remain distinct from and are not combined in any way (including, but not limited to, the combining of all or part of its call processing activities falling within the Fields-Of-Use of Exhibit B) with any other portion of the business of the successor or the Acquiring Person; or (ii) the Acquiring Person at the time of such assignment, delegation or acquisition has a license from Licensor or Patent Holder that covers at least the activities of the Acquiring Person; or (iii) the Acquiring Person prior to the time of such assignment, delegation or acquisition does not engage in any activities for which a license from Licensor or Patent Holder would be required. If the Licensee's rights under this Agreement continue by virtue of subpart (i) of the preceding sentence, then at such time as any part of Licensee, and those of its Subsidiaries which are now or at the time of the assignment, delegation or Acquisition utilizing any of the Licensed Patents, may no longer be distinct from or may be combined in any material way with any other portion of the business of the successor or the Acquiring Person, then this Agreement shall terminate automatically four (4) months after the assignment, delegation or Acquisition, unless, prior to the expiration of such four-month period, the successor or Acquiring Person has delivered written notice to Licensor pursuant to Section 2.9(c).

         c) If this Agreement would otherwise terminate pursuant to Section 2.9(b) and the successor or Acquiring Person has acquired substantially all of the assets and business of Licensee and its Subsidiaries, then the successor or Acquiring Person may, by delivering written notice to Licensor prior to such termination, continue this Agreement by seeking its assignment to the successor or Acquiring Person as provided in Section 2.9(a). In the event assignment is sought, the license granted in this Agreement shall continue for an additional four-month period from the date of such notice, unless further extended by Licensor, during which time negotiations will proceed in good faith among Licensee, the successor and/or the Acquired Person to determine whether the successor or Acquiring Person conducts any activities other than those of Licensee which fall within the Fields-Of-Use of Exhibit B, and to determine an additional fee ("Subsequent License Fee") to reflect any such activities. In addition, in such circumstances any existing liability of either the successor or the Acquiring Person for past infringement of the Licensed Patents is not released and accordingly an additional fee ("Release Fee") shall be negotiated in good faith in a manner similar to the Subsequent License Fee.

         d) Furthermore, in the event of an Acquisition by Licensee of a Subsidiary, any existing liability of the controlled entity for past infringement of the Licensed Patents is not released and accordingly an additional fee ("Release Fee") shall be negotiated in good faith in a manner similar to the Subsequent License Fee.

         e) If Licensee sells, divests or otherwise loses control of a business or a portion of a business, and as a result of such sale, divestiture or loss of control the business or business portion ceases to be a part of Licensee or to satisfy the definition of "Subsidiaries" in Section 1.20, then such business or business portion shall be unlicensed.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


         f) If a Supplemental Royalty-Bearing License and/or Release Fee cannot be negotiated by the parties within one hundred twenty (120) days after completion of the assignment or a delegation by Licensee to a successor, Acquisition of Licensee by an Acquiring Person, or Acquisition by Licensee of a new Subsidiary, then the issue shall be submitted to arbitration as though requested by Licensee. If Patent Holder assigns any of the Licensed Patents, such assignment shall be made subject to Licensee's rights under this Agreement.

     2.10 Businesses Acquired by Licensee (or its Subsidiaries) are licensed under this Agreement to the extent they satisfy the definition of "Subsidiaries" in Section 1.20; however, the release and covenant not to sue of Section 2.2 shall not be applicable to such business Acquired for activities prior to the Acquisition and a Release Fee shall be negotiated in accordance with Section 2.9(d) above.

     2.11 Notwithstanding anything to the contrary herein, it is agreed by the Parties that all licenses and other rights granted under this Section 2 are subject to the condition subsequent that the Advance Royalty and the License Entry and Covenant Option Fee be paid strictly in accordance with the terms of
Section 3. If Licensee defaults in any respect under the terms of Section 3, then this Agreement and all licenses and other rights, including all covenants not to sue, shall terminate immediately.

3.   CONSIDERATION

     3.1 In consideration of the grants by Licensor, the following "Advance Royalty," "Running Royalty" and "License Entry and Covenant Option Fee" are applicable to this Agreement.

          (a) On or before     *    , Licensee shall pay to Licensor a
          non-refundable Advance Royalty of     *    , which has been calculated
          to be the amount of Running Royalty that would have accrued from the activities of Licensee and its Subsidiaries in the Fields-Of-Use
          licensed under this Agreement during the    *     period immediately
          prior to     *    , if this Agreement had been in effect at that time.
          This Advance Royalty shall be credited against Running Royalties
          accrued from     *     for activities of Licensee and its Subsidiaries
          in the licensed Fields-Of-Use. If the total amount of Running
          Royalties accrued any time through     *     exceeds the Advance
          Royalty, then Licensee shall pay the excess to Licensor within forty-five (45) days of the end of the then current Royalty Reporting Period. No credit shall be given, however, for any portion of the Advance Royalty greater than the amount of Running Royalties accrued
          through     *    .

          (b) During the term of this Agreement, Licensee shall pay to Licensor
          a Running Royalty, accrued from     *    , for activities within the
          Licensed Territories and in the Employment Verification Field-Of-Use (it being understood that while it is Licensee's obligation to pay Running Royalty to Licensor, the Running Royalty is computed on activities of Licensee and


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION



          Licensee's Subsidiaries). The amount of Running Royalty shall be     *
                  of Caller Paid Program Receipts and Non-Caller Paid Program Receipts (both as defined with respect to Exhibit C) from all sources,
          or         *           of Elapsed Carrier Time utilized by any such
          call, whichever is greater. In addition, for all telephone calls ("Non-Revenue Producing Calls") placed as part of activities within the licensed Fields-Of-Use which do not produce revenue to Licensee or
          Licensee's Subsidiaries, Licensee shall pay Licensor     *
          of Elapsed Carrier Time utilized by any such call.

          (c) During the term of this Agreement, Licensee shall pay to Licensor
          a Running Royalty, accrued from     *    , for activities within the
          Licensed Territories and in the Automated Service Bureau Field-Of-Use (it being understood that while it is Licensee's obligation to pay Running Royalty to Licensor, the Running Royalty is computed on activities of Licensee and Licensee's Subsidiaries). The amount of
          Running Royalty shall be         *         of Caller Paid Program
          Receipts and Non-Caller Paid Program Receipts (both as defined with
          respect to Exhibit C) from all sources, or        *            of
          Elapsed Carrier Time utilized by any such call, whichever is greater. In addition, for all telephone calls ("Non-Revenue Producing Calls") placed as part of activities within the licensed Fields-Of-Use which do not produce revenue to Licensee or Licensee's Subsidiaries,
          Licensee shall pay Licensor         *            of Elapsed Carrier
          Time utilized by any such call.

          (d) As set forth in Section 1.11(b) above, it is understood and agreed that all activities conducted strictly over the Internet with no voice component are excluded from this Agreement, and are neither licensed nor royalty-bearing.

          (e) On or before     *    , Licensee shall pay to Licensor a
          non-refundable one-time License Entry and Covenant Option Fee of
          *          .

          (f) It is agreed that time is of the essence with respect to the payments called for in Sections 3.1(a) and 3.1(e), and that such payments shall be made by wire transfer to the following account:

                 Beneficiary:             A2D,L.P.
                 Bank:                    *
                                          *
                                          *
                 Account No.:             *
                 ABA No.:                 *

     3.2 At the end of each Royalty Reporting Period (as set forth in Section
4.1 below), the total Running Royalty accrued under Sections 3.1(b), (c) and (d) from licensed activities of Licensee and its Subsidiaries, and any amounts due for the activities of Preferred System Owners benefiting from a covenant not to
sue (also accruing from     *    ), shall be determined.


* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

Advance Royalty shall then be credited by Licensor against such accrued Running Royalty and other amounts due, as required in Section 3.1(a), for periods
ending  no later than    *    . The remaining amounts due, if any, shall be paid
to Licensor within sixty (60) days of the Royalty Reporting Period as set forth below. It is understood and agreed, however, that the amount due for the activities of any Preferred System Owners benefiting from a covenant not to sue shall be reported and paid on the basis set forth in the Letter Agreement of Exhibit F, and that Licensee shall bear full responsibility for all such reports and payments.

     3.3 All payments hereunder made by Licensee (except overpayments made in error and identified by Licensee within twelve (12) months of erroneous payment) are nonrefundable.

4.   REPORTS, PAYMENTS, RECORDS AND AUDITS

     4.1 Licensee's first report of its activities under this Agreement to Licensor shall be for the period from April 1, 2001 through June 30, 2001, and reports shall be made quarterly thereafter throughout the term of this Agreement. Such periods shall be the "Royalty Reporting Periods" of this Agreement.

     4.2 The reports of Section 4.1 shall include a statement prepared by the Licensee stating the total Caller Paid Program Receipts and Non-Caller Paid Program Receipts and Non-Revenue Producing Calls of Licensee, as well as the numbers of minutes of Elapsed Carrier Time for each Campaign of Licensee, its Subsidiaries and any of its Preferred System Owners benefiting from a covenant not to sue under the terms of Section 2.5. The report shall identify the appropriate Subsidiaries and Preferred System Owners benefiting from the license and covenant not to sue herein. This statement shall confirm that it is a complete and accurate accounting of all revenues. A summary carrier statement from each of the appropriate telecommunications carriers must be attached, showing Caller Paid net minutes, also indicating that these are complete statements for the Licensee and any appropriate Subsidiaries or Preferred System Owners benefiting from the license and covenant not to sue granted herein. The statements must contain enough detail to allow Licensor to reconcile the carrier reports to the Licensee reports, as well as enough information for Licensor to identify Subsidiaries and Preferred System Owners and differentiate between royalties of Licensee, Licensee's Subsidiaries and Preferred System Owners. In addition to reports for each Reporting Period, Licensee shall deliver to Licensor an annual statement confirmed by a Certified Public Accountant or Licensee's Chief Financial Officer stating that the monthly or quarterly statements for the past year have been examined and they correctly and fairly indicate the amounts due. Licensor recognizes that all reports provided hereunder are for purposes of compliance with the terms of this Agreement and shall not constitute or be a substitute for a detailed accounting of any and all business activities of Licensee and its Preferred System Owners if a dispute should arise between the Parties.

     4.3 Each report of Sections 4.1 and 4.2 shall be made prior to the expiration of sixty (60) days after the close of the Royalty Reporting Period to which it pertains, with the first one due within sixty (60) days after June 30, 2001. The reports shall be accompanied by all amounts due, if any. The annual statements referred to in Section 4.2 shall be provided, with any payment due, prior to the expiration of sixty (60) days following January 1 of the year involved. As set

* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


forth in Section 2.5(e), Licensee accepts full responsibility for providing all reports and payments called for in this Agreement, as well as in any Letter Agreements with Preferred System Owners.

     4.4 Licensee shall maintain regular and complete records for a period of three years after the expiration of the calendar quarter to which the records pertain, sufficient to enable verification of the accuracy of reports and the representations and warranties made by Licensee in Section 5.3 regarding calculation of the Advance Royalty. The records shall be maintained at Licensee's regular place of business and, on thirty (30) days written notice, shall be available for inspection by Licensor's outside accountants during normal business hours, for three years immediately following each calendar quarter while the Agreement is in force. Licensor shall have the right, on thirty (30) days written notice to Licensee, to have its outside accountants audit relevant records, systems and any other documents or things underlying Licensee's calculation of the Advance Royalty and other amounts due under this Agreement. However, such outside accountants shall disclose to Licensor only the proper calculation of amounts. Should any such audit reveal a payment shortfall, the amount of the shortfall shall be paid by adding that amount to Licensee's next royalty payment remittance after the discovery thereof, together with pro rata interest calculated at the rate of one percent (1%) per month, or the maximum rate permitted by law if such rate shall be lower than one percent (1%) per month. In the event an overpayment is detected from such audit, Licensee shall be credited an amount equal to the overpayment in the next royalty statement following the date of such detection. If Licensee disagrees with an audit revealing a payment shortfall, a determination of whether there is a shortfall and the payment due hereunder shall be submitted to Arbitration in accordance with Section 9. In any event, each party shall bear its own costs, fees or expenses associated with any inspection or audit specified in this provision.

     4.5 If Licensee fails to make timely payments of amounts due or provide timely statements, Licensor may notify Licensee in writing of such failure within thirty (30) days after such failure occurs. Licensee shall have thirty
(30) days from receipt of Licensor's written notice to cure such failure; otherwise, the failure shall constitute a material breach of this Agreement.

     4.6 Licensor agrees to hold in confidence all information obtained from Licensee, including or relating to the reports, records, payments and audits described herein, except as required by process of law.

5.   REPRESENTATIONS AND WARRANTIES

     5.1 Licensor represents and warrants that it holds a license from Patent Holder under the Licensed Patents and has the right to grant non-exclusive licenses, covenants not to sue and releases thereunder, that it has the right to enter into this Agreement and is not a party to any agreements or obligations inconsistent with this Agreement. Furthermore, Licensor represents and warrants that there are no previously granted exclusive licenses granted to any third parties in the Fields-Of-Use.

     5.2 This license does not and shall not be interpreted or construed to include: (1) any warranty or representation as to the validity, enforceability or scope of any Licensed Patent, (2) any warranty or representation that any specific apparatus or method used by Licensee in

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


connection with any Licensed Patent is or will be free from infringement of patents of others or other intangible rights of third parties, (3) any requirement to file any patent application, secure or maintain any patent, (4) any obligation to bring or prosecute any action for infringement of any Licensed Patent, (5) any obligation to furnish any technical or support information, (6) any license or right by implication or estoppel, or (7) any warranty regarding implementations of Licensed Patents as with respect to MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR ANY PARTICULAR PURPOSE OR USE.

     5.3 Licensee represents and warrants that: the amount of the Advance Royalty specified in Section 3.1(a) is the amount of the royalty that would have accrued for activities of Licensee and its Subsidiaries within the licensed Fields-Of-Use of this Agreement during the two-year period immediately prior to the Effective Date, if calculated at the Running Royalty rates specified in Sections 3.1(b) and (c) of this Agreement.

6.   DEFAULT

     6.1 Upon the occurrence of a breach of this Agreement by Licensee, Licensor may give written notice of the default to Licensee, identifying the nature of the breach. Licensee shall have thirty (30) days following receipt of such notice to cure the breach. Thereafter, if the breach is not cured by Licensee within the time provided, Licensor may immediately terminate this Agreement by giving written notice of termination to Licensee.

7.   TERMINATION

     7.1 Licensee shall have the right to terminate this entire Agreement at any time by a written notice to Licensor at least thirty (30) days in advance. Such termination shall be effective at the end of the calendar quarter in which such notice is provided.

     7.2 Licensor shall have the right to terminate this Agreement and all rights of Licensee and its Subsidiaries and Preferred System Owners hereunder by giving written notice of termination to Licensee in the event Licensee (i) becomes insolvent (as determined in accordance with generally accepted accounting principles), (ii) is not paying its debts to Licensor as they mature, or (iii) makes an assignment for the benefit of creditors.

     7.3 Any termination of the license granted herein shall not relieve the duty and obligation of Licensee to pay in full all amounts due as of the effective date of such termination.

     7.4 Unless sooner terminated as provided herein, this Agreement shall continue until the expiration of the last to expire of the Licensed Patents. However, thirty (30) days prior to December 20, 2005, Licensee may express to Licensor in writing a desire to renegotiate this Agreement. Upon such a written notice, the Parties shall enter into good faith negotiations to determine the propriety of changes to the Agreement.

8.   CONFIDENTIALITY

     8.1 Except as stated in Section 10, PRESS RELEASE, and as required to comply with the notice requirements of this Agreement, the Parties agree to maintain the details of this

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


Agreement in confidence and not to reveal the same to third parties, except as required by process of law and subject to the other provisions of this Agreement. Nothing in this Agreement shall be construed to preclude Licensee, its officers or principals from making any disclosures required by law, regulation or judicial process.

     8.2 Notwithstanding the provisions of Section 8.1, Licensor may disclose a summary of the terms and conditions of this Agreement to existing or potential licensees, without disclosing the names of the Licensee or its Subsidiaries. Either Licensor or Licensee may disclose the terms and conditions of this Agreement to any entities in negotiations to purchase Licensor, Licensee, Patent Holder or the Licensed Patents, providing such existing or potential licensees or potential purchasers agree in writing to maintain the disclosed terms and conditions confidential. In addition, Licensor may disclose the names of Licensee and its Subsidiaries in the normal course of its business.

9.   ARBITRATION

     9.1 No issue of the validity of any of the Licensed Patents, enforceability of any of the Licensed Patents, infringement of any of the Licensed Patents, the scope of any of the claims of the Licensed Patents and/or any dispute that includes any such issue shall be subject to arbitration under this Agreement unless otherwise agreed by the parties in writing.

     9.2 Except for those issues and/or disputes described in Section 9.1, any dispute between the Parties concerning the interpretation, construction or application of any terms, covenants or conditions of this Agreement shall be resolved by arbitration.

     9.3 Arbitration shall be in accordance with the Center for Public Resources
(CPR) Rules for Non-Administered Arbitration of Patent and Trade Secret Disputes or Rules for Non-Administered Arbitration of Business Disputes, as appropriate, in effect on the Effective Date by a sole Arbitrator who shall be appointed in accordance with the applicable CPR rules. Any other choice of law clause to the contrary in this Agreement notwithstanding, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16.

     9.4 Any award made (i) shall be a bare award limited to a holding for or against a party and affording such remedy as is within the scope of the Agreement, (ii) shall be accompanied by a brief statement (not to exceed ten
(10) pages) of the reasoning on which the award rests; (iii) shall be made within four (4) months of the appointment of the arbitrator; (iv) may be entered in any court of competent jurisdiction; and (v) any award pertaining to a patent which is subsequently determined to be invalid or unenforceable or otherwise precluded from being enforced in a judgment rendered by a court of competent jurisdiction from which an appeal can or has been taken may be modified as it relates to such patent by any court of competent jurisdiction upon application by any party to the arbitration.

     9.5 The requirement for arbitration shall not be deemed a waiver of any right of termination under this Agreement and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to any such termination.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


     9.6 Each party shall bear its own expenses incurred in connection with any attempt to resolve disputes hereunder, but the compensation and expenses of the arbitrator shall be borne equally.

     9.7 The arbitrator shall not have authority to award punitive or other damages in excess of compensatory damages, and each party irrevocably waives any claim thereto.

10.  PRESS RELEASE

     10.1 A mutually approved press release in the form attached hereto as Exhibit H may be released by Licensor after April 30, 2001. Both the Licensee, its officers and principals, and the Licensor, its officers and principals, agree and undertake that any and all future statements by them, or any of them, to the public, the media or to business associates shall be entirely consistent with the Press Release as mutually approved.

11.  PATENT MARKING

     11.1 Licensee and its Subsidiaries shall, during the term of this Agreement, mark Licensee's primary Internet website, and Licensee's primary brochure distributed with respect to their automated call processing services, with a notice of the Licensed Patents in the form of Exhibit G, as appropriate under statutory patent provisions.

12.  NOTICES

     12.1 All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by Federal Express or other nationally recognized overnight carrier, registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, with written indication of delivery or tender, when applicable, addressed to the addressee first set forth above or at such other address as either party may substitute by written notice provided to the other party in such manner. Such notices shall be deemed to have been served when delivered, or if delivery is not accomplished by reason of some fault of the addressee, when tendered.

13.  PARTIAL INVALIDITY

     13.1 If any paragraph, provision, clause of this Agreement or claim of any Licensed Patent shall be found or held to be invalid or unenforceable by a court or other decision-making body of competent jurisdiction, in a judgment from which no further appeal can be taken, the remainder of the Agreement or Licensed Patents shall remain valid and enforceable, and to the extent required in the pursuit of this Agreement, the Parties shall negotiate in good faith a substitute, valid and enforceable provision which reflects the Parties' intent in entering the Agreement.

14.  ENTIRE AGREEMENT

     14.1 The terms and conditions herein, including the Exhibits, constitute the entire Agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties hereto with respect to the subject matter hereof, and

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


no prior agreement or understanding varying or extending the same shall be binding upon either Party hereto.

15.  SECTION HEADINGS

     15.1 The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

16.  GOVERNING LAW

     16.1 This Agreement shall be governed and interpreted in accordance with the laws of the state of California U.S.A., without reference to principles of conflicts of law. Any litigation between the Parties concerning the subjects of
Section 9.1 shall take place in the United States District Court for the Central District of California and the Parties agree that the Court has jurisdiction over them.

17.  NO AGENCY

     17.1 Nothing herein contained shall be deemed to create or give rise to an agency, joint venture or partnership relationship, or any confidential or fiduciary relationship between the Parties.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Agreement on the dates indicated below.

LICENSOR

A2D, L.P., a California limited partnership, its general partner,

By: A2D Corporation, a California corporation,
its general partner,


By: /s/ RONALD A. KATZ                     DATE: March 16th, 2001
    -----------------------------------
    RONALD A. KATZ
    Its Chief Executive


LICENSEE

TALX Corporation


By: /s/ CRAIG N. COHEN                     DATE:  March 13, 2001
    -----------------------------------
    CRAIG N. COHEN
    Its Chief Financial Officer and
    Secretary

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                                    EXHIBIT A

                               ISSUED U.S. PATENTS

                                 EXPIRED PATENTS

     PATENT NO.     TITLE

     4,071,698      Telephone System for Audio
                    Demonstration and Marketing of
                    Goods or Services

                                UNEXPIRED PATENTS

     PATENT NO.     TITLE                                     ISSUE DATE

1.   4,792,968      Statistical Analysis System for           12/20/1988
                    Use With Public Communication
                    Facility

2.   4,845,739      Telephonic-Interface Statistical            7/4/1989
                    Analysis System

3.   4,930,150      Telephonic Interface Control               5/29/1990
                    System

4.   4,932,046      Telephone Programming System                6/5/1990
                    for Automated Calling

5.   4,939,773      Multiple Party Telephone                    7/3/1990
                    Control System

6.   4,975,945      Universal Telephone Call Relay             12/4/1990
                    System

7.   4,987,590      Multiple Party Telephone                   1/22/1991
                    Control System

8.   5,014,298      Voice-Data Telephonic Control               5/7/1991
                    System

9.   5,016,270      Expanded Telephone Data                    5/14/1991
                    Organization System

10.  5,048,075      Telephonic-Interface Statistical           9/10/1991
                    Analysis System

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                                UNEXPIRED PATENTS

       PATENT NO.                  TITLE                      ISSUE DATE

11.    5,073,929       Voice-Data Telephonic Control          12/17/1991
                       System

12.    5,091,933       Multiple Party Telephone                2/25/1992
                       Control System

13.    5,109,404       Telephone Call Processor With           4/28/1992
                       Select Call Routing

14.    5,128,984       Telephone Interface Call                 7/7/1992
                       Processing System With Call
                       Selectivity

15.    5,185,787       Multiple Party Telephone                 2/9/1993
                       Control System With Random
                       Dialing For Polling

16.    5,218,631       Telephonic-Interface Game                6/8/1993
                       Control System

17.    5,224,153       Voice-Data Telephonic Interface         6/29/1993
                       Control System

18.    5,251,252       Telephone Interface Call                10/5/1993
                       Processing System With Call
                       Selectivity

19.    5,255,309       Telephonic-Interface Statistical       10/19/1993
                       Analysis System

20.    5,259,023       Telephonic-Interface Statistical        11/2/1993
                       Analysis System

21.    5,297,197       Multiple Party Telephone                3/22/1994
                       Control System

22.    5,349,633       Telephonic-Interface Game               9/20/1994
                       Control System

23.    5,351,285       Multiple Format Telephonic              9/27/1994

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                                UNEXPIRED PATENTS

       PATENT NO.                  TITLE                      ISSUE DATE

                       Interface Control System

24.    5,359,645       Voice-Data Telephonic Interface        10/25/1994
                       Control System

25.    5,365,575       Telephonic-Interface Lottery           11/15/1994
                       System

26.    5,442,688       Multiple Party Telephone                8/15/1995
                       Control System

27.    5,553,120       Telephonic-Interface Game                9/3/1996
                       Control System

28.    5,561,707       Telephonic-Interface Statistical        10/1/1996
                       Analysis System

29.    5,684,863       Telephonic-Interface Statistical        11/4/1997
                       Analysis System

30.    5,787,156       Telephonic-Interface Lottery            7/28/1998
                       System

31.    5,793,846       Telephonic-Interface Game               8/11/1998
                       Control System

32.    5,815,551       Telephonic-Interface Statistical        9/29/1998
                       Analysis System

33.    5,828,734       Telephone Interface Call               10/27/1998
                       Processing System With Call
                       Selectivity

34.    5,835,576       Telephonic-Interface Lottery           11/10/1998
                       Device

35.    5,898,762       Telephonic-Interface Statistical        4/27/1999
                       Analysis System

36.    5,917,893       Multiple Format Telephonic              6/29/1999
                       Interface Control System

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                                UNEXPIRED PATENTS

       PATENT NO.                 TITLE                       ISSUE DATE

37.    5,974,120        Telephone Interface Call              10/26/1999
                        Processing System With Call
                        Selectivity

38.    6,016,344        Telephonic-Interface Statistical       1/18/2000
                        Analysis System

39.    6,035,021        Telephonic-Interface Statistical       3/07/2000
                        Analysis System

40.    6,044,135        Telephone Interface Lottery            3/28/2000
                        System

41.    6,148,065        Telephonic-Interface Statistical      11/14/2000
                        Analysis System

42.    6,151,387        Telephonic-Interface Game             11/21/2000
                        Control System

43.    6,157,711        Multiple Party Telephone              12/05/2000
                        Control System

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT A

                             ISSUED FOREIGN PATENTS

        COUNTRY/              TITLE                                 ISSUE DATE
        PATENT NO.

1.      Europe                Statistical Analysis System And        2/16/1994
        (established in       Method For Use With Public
        Germany, U.K.,        Communication Facility
        France, Sweden,
        Netherlands)/
        0229170B1

2.      Europe                Interactive call-handling              3/22/1995
        (established in
        Germany, U.K.,
        France, Sweden,
        Netherlands)/
        0342295B1

3.      Europe                Data analysis systems and             10/6/1999
        (established in       methods
        Germany, U.K.,
        France, Sweden,
        Netherlands)/
        0568114B1

4.      U.K./                 Communication Methods and              7/7/1993
        GB2230403             Systems

5.      Canada/               Voice-Data Telephonic Control          6/11/1996
        2009937               System

6.      Japan/                Statistical Analysis System For        8/22/1996
        2552469               Use With Public Communication
                              Facility

7.      Japan/                Voice-Data Telephonic Control          7/2/1996
        2948253               System

8.      France/               Voice-Data Telephonic Control          8/14/1996
        2,643,526             System

9.      France/               Voice-Data Telephonic Control          3/6/1998
        2,733,109             System

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT B

                    Ronald A. Katz Technology Licensing L.P.
                                  Fields of Use
                                 (as of 2/15/01)

Each Field of Use does not include the activities embraced by any other Field of Use. If any format includes activities that are embraced by more than one Field of Use with different rates, then higher of the rates shall apply to that format.

Full Portfolio

This rate structure entitles the licensee to use all of the patents in the current portfolio as well as any continuations, CIP, Div. on pending patents, etc. This rate structure entitles the licensee to participate in all the Fields of Use described herein.

                                  Fields of Use

Automated Credit & Calling Card Authorizations Services (excluding prepaid cards) The provision of credit card authorization service by the credit card firm or designee using interactive voice response (or combined live operator/interactive systems) as a stand alone offering. (Note: This is as opposed to the obtaining of an authorization as a part of processing a call for another purpose, i.e. an automated order, which is included in the Automated Service Bureau Field of Use.)

Automated Health Care Services

Interactive call processing (or combined live operator/interactive systems processing) operated on an on-going basis by a company in the Health Care or Health Care related industry (e.g. Insurance, Pharmaceutical, Medical Services, HMO etc.) which allows callers to interact with the company or a subcontractor operating on their behalf, to perform functions including but not limited to: placing orders for products or services (e.g. ordering refills of prescriptions) and obtaining customer service (e.g. checking order status, requesting duplicate statements, changing address, confirming appointments etc.).

Automated Securities Transactions (buy/sell)

Interactive call processing (or combined live operator/interactive systems processing) on an ongoing basis, operated by the broker or dealer of the securities, which allows callers to purchase, sell, or trade securities such as stock and mutual funds, or transfer funds between such securities. This call processing may include automated customer service functions such as automated order status information and cancellation.

Automated Service Bureau

All forms of fully automated call processing or combined automated and live call processing (except as described in each of the other Fields of Use defined herein) using interactive voice services, where an independent bureau offers call termination services, often including transport and call handling, to a sponsoring organization or an internal group.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


This Field of Use includes prepaid card use and automated ordering, which in turn may include the obtaining of a credit card authorization as part of such an order or other interactive process. Ongoing automated ordering on behalf of a television- shopping network and Television Shopping Systems via Cable Facilities would be excluded - as they represent her Fields of Use.

Electronic Classifieds

The use of interactive voice services (or combined live operator / interactive systems) to allow advertisers and interested respondents to contact each another. Typically, advertisers create and store voice messages which can be heard by potential respondents who can, in turn, leave recorded voice messages for the advertisers. Finally, advertisers have the ability to retrieve stored responses. Advertisers may also have the ability to store attributes of that which is being advertised via touch tone entry, for the purpose of automatically matching similar attributes or requirements of the respondents

Employment Verification

The use of interactive voice services (or combined live operator / interactive systems) to collect and distribute information regarding employment status, income information and salary or to support the process of collecting and distributing this employment information.

Enhanced Cable Customer Service:

Cable related customer service (not including Pay per View or Interactive Transactions Through Cable Communications Facilities) typically involving communications with customers concerning cable accounting, billing, ordering of service and cable service related equipment, coordination of installation, repairs, or other cable services. These communications are all related to the provision and support of cable services only. Communications related to any other area such as Enhanced Telephony or Wireless Services would be embraced in another Field of Use

Enhanced Telephony Customer Service:

Telephony related customer service (including Wireless Services) typically involving communications with customers concerning local, long distance or other telephony accounting, billing, ordering of service and service related equipment, coordination of installation, repairs, or other services. These communications are all related to the provision and support of telephony services only. Communications related to any other area such as cable service, or Automated Service Bureau, would be embraced in another Field of Use.

Financial Services Call Processing (i.e. Customer Service, Bill Pay etc.)

Interactive call processing (or combined live operator / interactive systems processing) operated on an on-going basis by a company in the Financial Services industry (e.g. Banking, Mortgage, etc.) which allows callers to interact with the company or a subcontractor operating on their behalf, to perform functions including, but not limited to, banking customer service, paying bills by phone, transferring funds, ordering additional checks or duplicate statements, credit card activation, credit card customer service, creating or changing a PIN code, etc. NOTE: As with each of the other Fields of use, this Field does not include the activities embraced by any other Field of Use, including but not limited to Automated Securities Transactions and Automated Credit & Calling Card Authorizations Services.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


Government Licensing Registration (i.e. automotive registration)
The use of interactive voice services (or combined live operator / interactive systems) operated by a Government entity or its designee to handle the process of a caller renewing a license.

Government Payment Services

The use of interactive voice services (or combined live operator / interactive systems) operated by a government entity or its designee to handle the processing of a caller's payment to the government entity or to support such payments (this FOU would not embrace the activities covered by any other FOU, in particular Government Licensing Registration).

Group Conferencing (including "broadcast" services)
One Example: Automated bridging of more than two callers utilizing some form of "listen only" (unilateral) communication, which may be combined with some form of interactive communication.

Interactive Transactions Through Cable Communications Facilities

Automated interactive transactions of various types (e.g. games contests, lotteries and polls) conducted over a cable distribution media (e.g. coaxial or fiber media).

Pay Per View

Automated ordering of pay-per-view movies. Typically involves automated ordering of a movie or event from a cable company utilizing automatic identification capabilities and/or voice processing capabilities to capture the number from which the subscriber is calling or the caller's account number, to speed the order and increase security.

Product, Technical and Sales Support Product, Technical and Sales Support

The interactive processing of calls operated by the manufacturer of the product or the provider of the service, to provide product support, technical support, customer support, sales support, including but not limited to support provided to employees and stock holders of the Licensee, regardless of whether a fee is charged for such activities.

State Lottery Prepaid Tickets or Cards

The use of interactive voice services (or combined live operator / interactive systems) operated by a State or its designee for the purpose of allowing a caller to enter a state lottery utilizing interactive call processing technology.

Television Shopping Systems (automated ordering)
The use of interactive voice services (or combined live operator / interactive systems) operated by a television shopping network, to handle ongoing orders for products or services in an automated fashion. Typically, this involves the processing of credit card information for payment.

Television Shopping Systems Via Cable Facilities (automated ordering)
The use of interactive voice services (or combined live operator / interactive systems) operated by a television shopping network, to handle ongoing orders (over cable distribution media) for

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


products or services based on television programming, where the order processing is offered directly by the licensee without an interactive voice component.

Travel and Transportation Services

Interactive call processing (or combined live operator / interactive systems processing) operated on an on-going basis by a company in the Travel or Transportation Services industry (e.g. Airline, Railroad, Travel Agency, Car Rental company, Overnight Delivery Service, etc.) which allows callers to interact with the company or a subcontractor operating on their behalf, to perform functions including, but not limited to, automated forms of customer service, booking reservations, ordering duplicate statements, redeeming points as part of a frequent user program, requesting a package pick up, checking status of deliveries, etc.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT C

1) Caller Paid Program Receipts - The following is a representative list of items exemplifying Caller Paid Program Receipts:

     A. All amounts charged to callers as a result of licensee's caller paid programs (including but not limited to programs run using 900 and 976 lines and similar services) . For example, if a caller is billed two dollars per minute for a two minute call, the Caller Paid Program Receipt for that call equals four dollars.

     B. Services offered over the telephone and paid for by credit card, check, prepaid card, debit card or any manner of payment shall constitute Caller Paid Programs, and the amount of the payments for such services shall constitute Caller Paid Program Receipts.

               Prepaid Card Sales: Revenue from the sale or telephonic servicing of cards for use in providing telephone services and involving interactive telephone operations will be treated either as Card Sales Revenue or Card Use Revenue. Both forms of such revenue will be treated as either Caller Paid Program Receipts or Non-Caller Paid Program Receipts. Specifically, such revenue will be determined as follows:

               1. Card Sales Revenue Only: If Licensee both sells prepaid cards and directly services the resulting calls, but receives only Card Sales Revenue, rather than Use Revenue (no further revenue being derived from card servicing, e.g. call processing), then the license fees are to be computed based on Card Sales Revenue only as Receipts, and these fees are due from the licensee who sells the card (Card Selling Licensee).

               2. Card Sales and Use Revenue: If Licensee both sells prepaid cards and services the resulting calls (or subcontracts such servicing), receiving both Card Sales Revenue (for the basic card) and separately, Use Revenue (for card servicing, e.g. call processing), then the license fees are to be computed based on both Card Sales Revenue and Use Revenue as receipts. Such License fees are due from the Licensee.

               3. Use Revenue Only: If Licensee directly services prepaid cards sold by a third party, receiving only Use Revenue (for card servicing, e.g. call processing - no revenue is received by Licensee for card sales), Licensee will compute and pay royalties based on all Use Revenue as well as the Card Sales Revenue received by the third party, as receipts.

               4. Two Licensees: If a Licensee sells a prepaid card in any of the three situations described in 1, 2 or 3 above, and another licensee services the card (e.g. providing call processing), a license royalty will be paid by the Card Selling Licensee. If the Servicing Licensee indicates in its Quarterly Statement that the

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


               Card Selling Licensee has paid the royalty for certain cards sold, the Servicing Licensee can omit only amounts due with respect to the servicing of those cards.

               5. Recharging: In any of the situations described above (1-4), when a caller "recharges" a card resulting in additional revenue to a Licensee, then the royalty is computed and paid by the Licensee based on Recharge Sales Revenue (as opposed to revenues received for services provided in the recharge operation) as receipts. Recharge Sales Revenue in this case is treated similarly to Card Sales Revenue in situations 1-4 above.

2)   Non-caller Paid Program Receipts

A. INCLUDED: The following is a representative list of items exemplifying Non-Caller Paid Program Receipts. Note: Bad debts are excluded from Non-Caller Paid Program Receipts.

          1. All revenue received in connection with call processing on a per minute basis other than Caller Paid Program Receipts:

          2.   All ancillary fees received such as:
               -    setup fees charged to customers
               -    programming fees charged to customers
               -    per call fees
               -    transport fees
               - fees for live operator services performed in conjunction with an automated program
               -    fees for transcription from an automated program
               -    message storage fees
               -    PIN number creation and generation fees
               - fees for database maintenance or management in support of an automated program
               -    fees for services such as card production and design

B. EXCLUDED: The following are the only items to be excluded from Non-Caller Paid Program Receipts:

     1. Amounts paid to Licensee as reimbursement for credit card charges on behalf of a third party, joint venture partner or Licensee for services or merchandise unrelated to services provided over the telephone.

     2.   Amounts paid for Postage and shipping at cost (e.g. UPS, FedEx)

     3. Amounts paid for paper and envelopes, magnetic tapes, and diskettes that are not in conjunction with an automated program.

     4.   All reporting fees

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

     5.   Equipment sales or leasing fees*

     6.   Software sales or leasing fees*

     7.   Interactive consulting fees*

     8.   Prepaid ancillary fees such as card production and design.*

* No patent license is granted with respect to these items, except as provided in this Agreement.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                                    EXHIBIT D

                             PREFERRED SYSTEM OWNERS

1.   *                                               Time Reporting        IVR
2.   *                                                    Marketing        IVR
3.   *                                               Time Reporting        IVR
4.   *                                                    Marketing        IVR
5.   *                                                    Marketing        IVR
6.   *                                               Time Reporting        IVR
7.   *                                               Time Reporting        IVR
8.   *                                               Time Reporting        IVR
9.   *                                               Time Reporting        IVR
10.  *                                               Time Reporting        IVR
11.  *                                           Benefit Enrollment        IVR
12.  *                                               Time Reporting        IVR
13.  *                                               Time Reporting        IVR
14.  *                                                   Scheduling        IVR
15.  *                                               Time Reporting        IVR
16.  *                                           Benefit Enrollment        IVR
17.  *                                                   Scheduling        IVR
18.  *                                                   Scheduling        IVR
19.  *                                           Benefit Enrollment        IVR
20.  *                                           Benefit Enrollment        IVR
21.  *                                               Time Reporting        IVR
22.  *                                               Time Reporting        IVR
23.  *                                              Human Resources        WEB
24.  *                                           Benefit Enrollment        IVR
25.  *                                              Human Resources        IVR
26.  *                                              Human Resources        IVR
27.  *                                           Benefit Enrollment        IVR
28.  *                                               Time Reporting        IVR
29.  *                                               Time Reporting        IVR
30.  *                                           Benefit Enrollment        IVR
31.  *                                           Benefit Enrollment        IVR
32.  *                                           Benefit Enrollment        IVR
33.  *                                              Human Resources        IVR
34.  *                                           Benefit Enrollment        IVR
35.  *                                               Time Reporting        IVR
36.  *                                               Time Reporting        IVR
37.  *                                              Human Resources        IVR
38.  *                                           Benefit Enrollment        IVR
39.  *                                               Time Reporting        IVR
40.  *                                           Benefit Enrollment        IVR
41.  *                                               Time Reporting        IVR

* Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                             PREFERRED SYSTEM OWNERS


42.  *                                               Time Reporting        IVR
43.  *                                               Time Reporting        IVR
44.  *                                               Time Reporting        IVR
45.  *                                           Benefit Enrollment        IVR
46.  *                                           Benefit Enrollment        IVR
47.  *                                               Time Reporting        IVR
48.  *                                           Benefit Enrollment        IVR
49.  *                                           Benefit Enrollment        IVR
50.  *                                               Time Reporting        IVR
51.  *                                               Time Reporting        IVR
52.  *                                           Benefit Enrollment        IVR
53.  *                                           Benefit Enrollment        IVR
54.  *                                           Benefit Enrollment        IVR
55.  *                                           Benefit Enrollment        IVR
56.  *                                                   Scheduling        IVR
57.  *                                               Time Reporting        IVR
58.  *                                               Time Reporting        IVR
59.  *                                               Time Reporting        IVR
60.  *                                               Time Reporting        IVR
61.  *                                               Time Reporting        IVR
62.  *                                               Time Reporting        IVR
63.  *                                               Time Reporting        IVR
64.  *                                               Time Reporting        IVR
65.  *                                           Benefit Enrollment        IVR
66.  *                                               Time Reporting        IVR
67.  *                                              Human Resources        IVR
68.  *                                               Time Reporting        IVR
69.  *                                           Benefit Enrollment        IVR
70.  *                                              Human Resources        IVR
71.  *                                                   Scheduling        IVR
72.  *                                               Time Reporting        IVR
73.  *                                           Benefit Enrollment        IVR
74.  *                                           Benefit Enrollment        IVR
75.  *                                           Benefit Enrollment        IVR
76.  *                                               Time Reporting        IVR
77.  *                                              Human Resources        IVR
78.  *                                               Time Reporting        IVR
79.  *                                               Time Reporting        IVR
80.  *                                              Human Resources        IVR
81.  *                                           Benefit Enrollment        IVR
82.  *                                               Time Reporting        IVR
83.  *                                               Time Reporting        IVR
84.  *                                              Human Resources        IVR
85.  *                                               Time Reporting        IVR
86.  *                                               Time Reporting        IVR

 *Confidential portions omitted pursuant to a confidential treatment requested and filed separately with the Securities and Exchange Commission

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION

                             PREFERRED SYSTEM OWNERS

87.  *                                           Benefit Enrollment        IVR
88.  *                                           Benefit Enrollment        IVR
89.  *                                               Time Reporting        IVR
90.  *                                               Time Reporting        IVR
91.  *                                              Human Resources        IVR
92.  *                                               Time Reporting        IVR
93.  *                                               Time Reporting        IVR
94.  *                                               Time Reporting        IVR
95.  *                                               Time Reporting        IVR
96.  *                                              Human Resources        IVR
97.  *                                               Time Reporting        IVR
98.  *                                               Time Reporting        IVR
99.  *                                               Time Reporting        IVR
100. *                                                   Scheduling        IVR
101. *                                               Time Reporting        IVR
102. *                                              Human Resources        IVR
103. *                                           Benefit Enrollment        IVR
104. *                                                   Scheduling        IVR
105. *                                           Benefit Enrollment        IVR
106. *                                               Time Reporting        IVR
107. *                                               Time Reporting        IVR
108. *                                               Time Reporting        IVR
109. *                                               Time Reporting        IVR
110. *                                                   Scheduling        IVR
111. *                                               Time Reporting        IVR
112. *                                           Benefit Enrollment        IVR
113. *                                              Human Resources        IVR
114. *                                           Benefit Enrollment        IVR
115. *                                               Time Reporting        IVR
116. *                                               Time Reporting        IVR
117. *                                               Time Reporting        IVR

 *Confidential portions omitted pursuant to a confidential treatment requested and filed separately with the Securities and Exchange Commission

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT E

                            ADDITIONAL SYSTEM OWNERS

1.   *                                                Time Reporting        IVR
2.   *                                            Benefit Enrollment        IVR
3.   *                                              Customer Service        IVR
4.   *                                              Customer Service        IVR
5.   *                                              Customer Service        IVR
6.   *                                              Customer Service        IVR
7.   *                                              Customer Service        IVR
8.   *                                            Benefit Enrollment        IVR
9.   *                                              Customer Service        IVR
10.  *                                              Customer Service        IVR
11.  *                                              Customer Service        IVR
12.  *                                               Human Resources        IVR
13.  *                                              Customer Service        IVR
14.  *                                              Customer Service        IVR
15.  *                                              Customer Service        IVR
16.  *                                               Human Resources        IVR
17.  *                                              Customer Service        IVR
18.  *                                              Customer Service        IVR
19.  *                                              Customer Service        IVR
20.  *                                               Human Resources        IVR
21.  *                                               Human Resources        IVR
22.  *                                              Customer Service        IVR
23.  *                                              Customer Service        IVR
24.  *                                            Benefit Enrollment        IVR
25.  *                                              Customer Service        IVR
26.  *                                              Customer Service        IVR
27.  *                                                Time Reporting        IVR
28.  *                                              Customer Service        IVR
29.  *                                              Customer Service        IVR
30.  *                                              Customer Service        IVR
31.  *                                            Benefit Enrollment        IVR

  * Confidential portions omitted pursuant to a confidential treatment request and filed separately with the Securities and Exchange Commission

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT F

                FORM LETTER AGREEMENT TO PREFERRED SYSTEM OWNERS

Dear _____________:

This letter is written in connection with the ________ interactive voice response systems(s) which you have purchased, or will in the future purchase, from TALX for use in the processing of calls from your employees and their immediate family members for ____________________ [INSERT ONE OF THE FOLLOWING
ACTIVITIES:

               (a)  benefits enrollment;
               (b) human resources processing, such as benefits enrollment, benefits forms request, benefits coverage inquiries, and confirmation of the number of vacation days accrued;
               (c)  gathering competitor pricing information;
               (d)  confirming inventory of products;
               (e)  scheduling employees; and
               (f)  employee time reporting.]

As you may know, Ronald A. Katz Technology Licensing, L.P. ("Katz") holds 43 United States Patents, has 13 U. S. patent pending and holds a number of foreign patents covering various aspects of interactive technology (the "Katz patent portfolio"). Recently, a number of large users of interactive technology, including AT&T, Microsoft, Gallup Organization, IBM, Sprint and WORLDCOM, have agreed to license the Katz patent portfolio. TALX also recently agreed to license the Katz patent portfolio, which will assure your continued use of the TALX system in compliance with the patent rights granted and pending for the Katz patent portfolio.

The agreement TALX has entered into provides that parties such as _________________will not be subject to claim for infringement of the Katz patent portfolio used in the TALX system for the duration of this Letter Agreement, subject to the following limitations:

          1. The TALX system shall not be used except by your employees and their immediate family members for the purpose described in the first paragraph above.

          2. The TALX system itself will not carry any license or other rights under the Katz patent portfolio, and may not be transferred to any other party. Pursuant to the prior license agreement for the TALX software, it also may not be transferred to any other party.

          3. The TALX system must be kept under maintenance agreement with TALX, and TALX must remain under license.

          4. By signing the letter, you represent and warrant that the number of Annual Call Minutes set forth below for the year 2000 is accurate. For these purposes, "Annual Call Minutes" is the total duration, in minutes, of calls initially received through your TALX system(s) in a given calendar year. If your total Annual Call Minutes for any calendar year after April 1, 2001 exceeds the indicated amount by

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


               twenty percent (20%) or more, you must notify TALX in writing of the actual use. Failure to notify TALX of any such increase shall cause the rights granted in this letter to terminate.

          5. Henceforth, you shall maintain accurate books and records reflecting the number of your annual call minutes for the immediately preceding three (3) year period, and provide TALX with reports supporting your call minutes within forty-five (45) days after the close of each calendar year. Both TALX and Katz may inspect such books and records upon reasonable notice to verify the accuracy of your reports. Any failure to provide reports or access to your books and records in compliance with this section shall be grounds for termination of this letter agreement.

          6.   Katz is the only third party beneficiary under this Letter
               Agreement.

The foregoing agreement that _________________ will not be subject to suit for infringement is personal to _________________ and non-transferable, and applies only to your use of the TALX system(s). The agreement is a covenant not to sue, not the grant of a license, express or implied, and not a right to sublicense. In addition, the covenant does not extend to any call processing activities of __________________ other than those permitted under this Letter Agreement.

If you agree to the above, please fill in the number of Annual Call Minutes you used last year and sign below.

                               Sincerely,

                               TALX Corporation

                               By
                                 -------------------------------------------

The foregoing terms are understood and agreed. The number of annual call minutes for the year 2000 was



-----------------------

(ADD SIGNATURE LINE AND NAME OF SYSTEM OWNER)

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT G

                                  Patent Notice

TALX Corporation is licensed under the following, and related Ronald A. Katz Technology Licensing, L.P. United States Patents: 5,128,984; 5,828,734; 5,684,863; 5,815,551; 5,974,120; 5,898,762; and others.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


                                    EXHIBIT H

                                  PRESS RELEASE

                                       Ronald A. Katz Technology Licensing, L.P.

                                                    _______________________ 2001

                    TALX CORPORATION Obtains A License Under
              The Ronald A. Katz Technology Licensing L.P. Patents.

Los Angeles, CA - It was announced today TALX Corp.,(TALX). based in St. Louis, Missouri has taken a non-exclusive license under the patent portfolio held by Ronald A. Katz Technology Licensing L.P.

The license covers TALX services in the "Employment Verification" Field-Of-Use as well as other fields. The Employment Verification Field of Use covers the use of interactive voice services (or combined live operator / interactive systems) to collect and distribute information regarding employment status, income information and salary or to support the process of collecting and distributing this employment information.

The 43 United States patents held by Ronald A. Katz Technology Licensing L.P., and numerous foreign equivalents, cover a wide range of interactive technology including automated forms of: ordering, customer service, securities trading, merchandising, prepaid services, telephone conferences, registration, home shopping, as well as functions involved in securing information from databases by telephone, interactive cable transactions, and various other uses of 800, 900 and local numbers. More than 13 additional patents are currently pending in this portfolio.

According to a spokesman for TALX Corporation. "We consider this patent portfolio to be an important body of work consisting of pioneering developments in the area of interactive communication between computers and telephones or Computer Telephony. Our use of Computer Telephony has been critical to our success and has offered substantial cost savings to our clients. We are pleased to purchase a license under this portfolio."

Ronald A. Katz, chief executive of Ronald A. Katz Technology Licensing L.P. added "We are delighted to welcome TALX Corporation to the increasing list of companies who have license rights under this portfolio."

A large number of companies are currently licensed under the Katz portfolio, they include American Century, American Express, AT&T Corp., First Data Corporation, First Union Corp., Home Shopping Network Inc., International Business Machines (IBM), Microsoft, MoneyGram Payment Systems Inc., NextLink Interactive, Sprint, Tele-Communications Inc. (now known as AT&T Broadband), The Gallup Organization, Universal Card Services Corp., West Interactive Corporation, and WORLDCOM.

                                                CONFIDENTIAL TREATMENT REQUESTED
                                                BY TALX CORPORATION


Mr. Katz is the named inventor on over 50 patents primarily in the fields of telecommunications and computing. He formed Telecredit Inc., the nation's first on-line real time credit and check cashing authorization system, and was awarded a patent as co-inventor of that technology.

TALX Corporation is a leading application service provider (ASP) of HR, benefits, and employee services. TALX services empower employees to complete transactions independently via the Internet, corporate portals, Intranets, and the telephone. Based in St. Louis, MO, TALX Corporation's common stock trades on the NASDAQ Stock Market(R) under the symbol TALX. For more information call 1-800-888-8277 or visit www.talx.com.

Contact:

Brian Rivette

RONALD A. KATZ TECHNOLOGY LICENSING L.P.
(310) 247-8191
brivett@uswest.net